POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I,
James A. Rapp,do constitute and
appoint Marlon F. Starr
my true andlawful attorney-in-fact,
with full power of substitution, for me
in any and all capacities, to sign,
pursuant to the requirements of
Section 16 of the Securities
Exchange Act of 1934,
as amended, any report on
Form 4 or Form 5
respecting the securities of
Market Central, Inc.
and to file the same with the
Securities and Exchange Commission,
together with all exhibits
thereto and other documents
in connection
therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.The authority of my attorney-in-fact shall be effective until I expressly revoke it and file same with the Securities and Exchange Commission.
I acknowledge that I have granted this
power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under
Section 16 of the Exchange Act, that my
granting of this power of attorney
does not relieve me of any of my
responsibilities to prepare and file
on a timely basis all reports that I
may be required to file under said
Section 16, and that neither Market
Central, Inc. nor my attorney-in-fact
has assumed, or shall be deemed to
assume, any of my responsibilities
in that regard.
IN WITNESS WHEREOF, I have hereunto
set my hand and seal this 14th day
of August, 2003.
James A. Rapp
Signature
James A. Rapp
Print Name